Exhibit 10.1(b)

                                AMENDMENTS TO THE
                        CENTURYTEL, INC. DOLLARS & SENSE
                                 PLAN AND TRUST

     CENTURYTEL, INC., represented herein by its Executive Vice-President and Chief Financial Officer, R. Stewart Ewing, Jr., as Plan Sponsor and Employer, does hereby execute the following amendments to the CenturyTel, Inc. Dollars & Sense Plan and Trust:

     1.   Preamble:

          "These amendments to the Plan are adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). These amendments are intended to constitute good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided herein, each amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001."

     2. Article X is hereby amended to delete paragraph (7) thereof, and to re-number paragraphs (8) and (9) as (7) and (8), respectively.

     3.   Section 5.4(d) is hereby amended to read as follows:

          "(d) Defined Contribution Dollar Limitation shall mean $30,000, as adjusted under Code Section 415(d). For Limitation Years beginning after December 31, 2001, the limitation shall be $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code."

     4. The first paragraph of Section 5.4(j) is hereby amended to read as follows:

          "(j)  Maximum   Permissible  Amount  shall  mean  the  maximum  Annual
     Additions that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year, not to exceed the lesser of:

     (i)  the defined contribution dollar limitation, or

     (ii) twenty-five percent (25%) of the Participant's Compensation for the Limitation Year. For Plan Years beginning after December 31, 2001, this percentage shall be one hundred percent (100%)."

     5.   Insert the following as the second sentence of the second paragraph of
     Section 1.11:

          "For  Plan  Years  beginning  after  December  31,  2001,  the  annual
     Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000 as adjusted for Cost-of-Living Increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period)."

     6.   Insert the following as the second paragraph of Section 11.2(d):

          "For Plan Years beginning after December 31, 2001, any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31,
     2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means compensation within the meaning of Code
     Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder."

     7.   Insert the following as the second paragraph of Section 11.2(j)(iii):

          "For Plan Years beginning after December 31, 2001, for purposes of (i) and (ii), above, the provisions of this paragraph shall apply. The present value of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting `5-year period' for `1-year period.' The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account."

     8.   Insert the following as the second paragraph of Section 11.4(a):

          "For Plan Years beginning after December 31, 2001, Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching
     Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m)."


     9.   Insert the following as the second paragraph of Section 7.10(b)(i):

          "For distributions made after December 31, 2001, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code
     Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable."

     10.  Insert the following as the third paragraph of Section 7.10(b)(i):

          "Effective for distributions made after December 31, 2001, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan."

     11.  Insert the following as the second paragraph of Section 7.10(b)(ii):

          "For distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Code
     Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or any instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p)."

     12.  Insert the following as the fifth paragraph of Section 7.8:

          "The value of a Participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16). If the value of the Participant's nonforfeitable account balance as so determined is $5,000 or less, the Plan may immediately distribute the Participant's entire nonforfeitable account balance."

     13.  Insert the following as the second paragraph of Section 6.4:

          "For distributions made after December 31, 2001, if an Employee so elects, a Participant's Elective Deferral Contributions, qualified non-elective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed."

     14. Section 1.11 is amended by inserting the following as the last paragraph thereof:

          "For Plan Years beginning on and after January 1, 2001, for purposes of the definition of Compensation contained in this Section 1.11, and Sections 1.37, 1.40, 5.4(b) and 11.3 of the Plan, Compensation paid or made available during such years shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4)."

     15.  Insert the following as Section 3.7(c)(viii):

          "(viii) The multiple use test described in Treasury Regulation Section 1.401(m)-2 and this Section of the Plan shall not apply for Plan Years beginning after December 31, 2001."

     16. Delete the first sentence of Section 3.1(c) and insert the following in lieu thereof:

          "(c) No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Section 3.1(d) of this Plan and Code Section 414(v), if applicable."

     17.  Insert the following as Section 3.1(d):

          "(d) All Employees who are eligible to make Elective Deferral Contributions under this Plan and who have obtained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions."

     18.  Delete Section 6.5(a)(ii)(2) and insert the following in lieu thereof:

          "(2) All plans maintained by the Employer provide that the Employee's Elective Deferrals (and Employee Contributions) will be suspended for six months after receipt of the hardship distribution;"






     THUS DONE AND SIGNED this 31st day of  December,  2002.

                                        CENTURYTEL, INC.

                                           /s/ R. Stewart Ewing, Jr.
                                        BY:______________________________
                                              R. Stewart Ewing, Jr.
                                              Executive Vice-President and
                                               Chief Financial Officer


     THUS DONE AND SIGNED this _________ day of _____________, 200___.


                                        T. ROWE PRICE TRUST COMPANY


                                        BY:______________________________